UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amendment to and Extension of Promissory Note. Effective September 30, 2020 (the “Effective Date”), Predictive Oncology Inc. (the “Company”) entered into a fifth amendment to the Amended and Restated Senior Secured Promissory Note dated September 28, 2018 and amended and restated as of February 7, 2019 issued to L2 Capital, LLC (as amended by that certain First Amendment dated September 27, 2019, that certain Second Amendment dated December 12, 2019, that certain Third Amendment dated March 19, 2020, and that certain Fourth Amendment dated July 15, 2020, the “L2 Note”). Under the fifth amendment, the maturity date of the L2 Note was extended from September 30, 2020 to March 31, 2021.

Third Amendment to and Extension of Promissory Note. Effective as of the Effective Date, the Company entered into a third amendment to the Senior Secured Promissory Note dated September 27, 2019 issued to Oasis Capital, LLC (as amended by that certain First Amendment dated March 19, 2020 and that certain Second Amendment dated July 15, 2020, the “First Oasis Note”). Under the third amendment, the maturity date of the First Oasis Note was extended from September 30, 2020 to March 31, 2021. In exchange for such extension, the outstanding principal amount of the First Oasis Note was increased by $690,000, such that, as of the effective date of the amendment, the outstanding principal amount owed under the First Oasis Note was $2,015,833.33. Further, the parties agreed that the First Oasis Note shall be convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a price equal to 70% of the lowest VWAP (as defined in the First Oasis Note) of the Common Stock during the twenty (20) Trading Day (as defined in the First Oasis Note) period ending on either (i) the last complete Trading Day prior to the conversion date or (ii) the conversion date, as determined by the holder in its sole discretion upon such conversion (subject to adjustment as provided in the First Oasis Note). The First Oasis Note, as amended, also contains a “blocker” provision under which the holder may not effect a conversion that would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. The First Oasis Note, as amended, also contains an “Exchange Cap” provision that limits the shares issuable under the First Oasis Note and the Second Oasis Note (as defined below) to 3,319,703 shares of Common Stock, equal to 19.99% of the outstanding shares of Common Stock as of September 30, 2020.

Second Amendment to and Extension of Promissory Note. Effective as of the Effective Date, the Company entered into a second amendment to the Senior Secured Promissory Note dated February 5, 2020 issued to Oasis Capital, LLC (as amended by that certain First Amendment dated July 15, 2020, the “Second Oasis Note”). Under the amendment, the maturity date of the Second Oasis Note was extended from September 30, 2020 to March 31, 2021. In exchange for such extension, the outstanding principal amount of the Second Oasis Note was increased by $345,000, such that, as of the effective date of the amendment, the outstanding principal amount owed under the Second Oasis Note was $1,967,500. Further, the parties agreed that the Second Oasis Note shall be convertible into Conversion Shares at a price equal to 70% of the lowest VWAP (as defined in the Second Oasis Note) of Common Stock during the twenty (20) Trading Day (as defined in the Second Oasis Note) period ending on either (i) the last complete Trading Day prior to the conversion date or (ii) the conversion date, as determined by the holder in its sole discretion upon such conversion (subject to adjustment as provided in the Second Oasis Note). The Second Oasis Note contains a “blocker” provision under which the holder may not effect a conversion that would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. The Second Oasis Note, as amended, also contains the “Exchange Cap” provision described above.

Documents. The foregoing description of the fifth amendment to the L2 Note, the third amendment to the First Oasis Note and the second amendment to the Second Oasis Note are qualified in their entirety by reference thereto, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 are incorporated herein by this reference. The issuance of the Conversion Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities has not and will not involve a public offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment #5 to the Amended and Restated Senior Secured Promissory Note originally issued on September 28, 2018 by and among the Company and L2 Capital, LLC
10.2	Amendment #3 to the Senior Secured Promissory Note originally issued on September 27, 2019 by and among the Company and Oasis Capital, LLC
10.3	Amendment #2 to the Senior Secured Promissory Note originally issued on February 5, 2020 by and among the Company and Oasis Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: September 30, 2020